SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — November 10, 2006
BELL INDUSTRIES, INC.
(Exact name of Registrant as specified in its Charter)

California	001-11471	95-2039211

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1960 E. Grand Avenue, Suite #560, El Segundo, California		90245

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 563-2355
Not Applicable
(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 10, 2006, Bell Industries, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with SkyTel Corp. (“SkyTel”) to acquire substantially all of the assets of SkyTel, an indirect subsidiary of Verizon Communications Inc. for $23,000,000, subject to certain post closing adjustments. SkyTel, based in Clinton, Mississippi, is a provider of nationwide wireless services and support, including email, interactive two-way messaging, wireless telemetry services and traditional text and numeric paging, to business and government customers throughout the United States. The transaction is subject to review and approval by the Federal Communications Commission and certain customary closing conditions. Upon the execution of the Agreement, the Company paid SkyTel a purchase deposit of $3,450,000, which purchase deposit will be applied towards the purchase price under the Agreement. The purchase deposit is forfeitable by the Company upon the failure of the Company to obtain a financing commitment letter for the transaction on or prior to November 22, 2006, and for the failure by the Company to fulfill certain other conditions to close.
     A copy of the press release issued by the Company on November 14, 2006, announcing the execution of the Agreement, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

10.1-	Asset Purchase Agreement dated November 10, 2006 between SkyTel Corp., a Delaware corporation, and Bell Industries, Inc., a California corporation.

99.1-	November 14, 2006 Press Release by Bell Industries, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELL INDUSTRIES, INC.
Date: November 14, 2006	By:	/s/ John A. Fellows
		Name:	John A. Fellows
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Asset Purchase Agreement dated November 10, 2006 between SkyTel Corp., a Delaware corporation, and Bell Industries, Inc., a California corporation.

99.1	November 14, 2006 Press Release by Bell Industries, Inc.